UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response 28.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

DIGITAL GENERATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 31, 2004, Digital Generation Systems, Inc. (the “Company”) announced the completion of the purchase of substantially all of the assets of Maythenyi, Inc. (d/b/a Source TV) (“Maythenyi”) by DG Systems Acquisition II Corporation, a Delaware corporation and wholly owned subsidiary of the Company.

The Company tendered $3.75 million in cash as consideration for the assets of Maythenyi. This amount was comprised of $1.25 million of the Company’s cash reserves and $2.5 million was borrowed from the Company’s lenders (JP Morgan Chase Bank, Comerica Bank and Merrill Lynch Business Financial Services, Inc.) under the Company’s Second Amended and Restated Credit Agreement. Revenues for Maythenyi were approximately $1.6 million for the year ended December 31, 2003.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated September 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2004	DIGITAL GENERATION SYSTEMS, INC.

By: /s/ OMAR A. CHOUCAIR
Omar A. Choucair, Chief Financial Officer